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                                                                    EXHIBIT 10.6


CONTINUING SECURITY AGREEMENT

ORIGEN FINANCIAL L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (THE "DEBTOR")

TAXPAYER I.D. NO.: 383609238

STATE ORGANIZATION NO. (IF A REGISTERED ORGANIZATION): DELAWARE

DEBTOR'S ADDRESS:  260 E. BROWN STREET, SUITE 200, BIRMINGHAM, MICHIGAN 48009

GRANT OF SECURITY INTEREST. The Debtor grants to BANK ONE, NA, a national banking association with its principal office in Chicago, Illinois (the "Bank"), whose address is 10 South Main, Suite 104, Mt. Clemens, Michigan 48043, a continuing security interest in the Collateral, as defined below, to secure the payment and performance of the Liabilities (as defined below) of the Debtor.

"Liabilities," as used in this agreement, means all obligations, indebtedness and liabilities of the Debtor or the Borrower, if any, to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Debtor or the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. Liabilities also include all interest, costs, expenses, and reasonable attorneys' fees accruing to, or incurred in either collecting any of the Liabilities of the Debtor or the Borrower or protecting, maintaining, or liquidating any collateral for any of the Liabilities, including the Collateral. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Debtor or the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

Collateral: Accounts Receivable, Inventory, Equipment, Deposit Accounts, Instruments, Inventory, Investment Property and Specific (see Item 8)

Description of Collateral. "Collateral," as used in this agreement, means (i) all of the Debtor's property indicated above and as defined below, present and future, including but not limited to any items listed on any schedule or list attached; (ii) all present and future "proceeds," "products," and "supporting obligations" (as such terms are defined in the Uniform Commercial Code of the State of Michigan, as in effect from time to time (the "UCC")) of the Collateral, including but not limited to stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash and Accounts Receivable arising from the sale, rent, lease, casualty loss or other disposition of the Collateral; (iii) any present or future Collateral returned to, repossessed by, or stopped in transit by the Debtor; (iv) all present and future insurance claims relating to any of the Collateral; and (v) all present and future books, records, and data of the Debtor relating to the Collateral. Where the Collateral is in the possession of the Bank, the Debtor agrees to deliver to the Bank any property which represents an increase in the Collateral or profits or proceeds of the Collateral.

DEFINITIONS.

1. "Accounts Receivable" shall consist of "accounts," "chattel paper," "general intangibles," (including "payment intangibles") and "letter of credit rights" as those terms are defined in Article 9 of the UCC, as well as Documents (as
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defined below). Also included are (a) any right to a refund of taxes paid at any time to any governmental entity, and (b) letters of credit, and drafts under them, given in support of any Accounts Receivable.

2. "Deposit Accounts" means all demand, time, savings, passbook and similar accounts maintained by the Debtor, including, without limitation, those maintained at the Bank.

3. "Documents" means "documents of title" or a "warehouse receipts," as such terms are defined in the UCC.

4. "Equipment"  means (a) all of the Debtor's  "equipment,"  as defined in
Article 9 of the UCC, and (b) any Documents issued with respect to any of Debtor's "equipment" (as defined in the UCC)

5. "Instruments" means all of the Debtor's "instruments," as defined in Article 9 of the UCC.

6. "Inventory" means (a) all of the Debtor's "inventory," as defined in Article 9 of the UCC, and (b) any Documents issued with respect to any of Debtor's "inventory" (as defined in the UCC).

7. "Investment Property" means all of the Debtor's "investment property," as defined in Article 9 of the UCC.

8. "Specific" shall consist of the rights of the Debtor under the servicing agreements set forth on Exhibit A attached hereto (the "Servicing Agreements") or approved by the Bank in accordance with the terms of the Credit Agreement between the Debtor and the Bank dated the date hereof (the "Credit Agreement") and all proceeds thereof.

REPRESENTATIONS, WARRANTIES, AND COVENANTS. The Debtor warrants to and covenants with the Bank that:

1. Its principal residence or chief executive office is at the address shown above;

2. (a) The Debtor's name as it appears in this agreement is identical to the name of the Debtor appearing in the Debtor's organizational documents, as amended, including any trust documents; and (b) both the Taxpayer I.D. No. and the State Organization No., if any, shown above are correct;

3. It will pay its Liabilities to the Bank;

4. It is or will become the owner of the Collateral free from any liens, encumbrances or security interests, except for this security interest, and existing liens disclosed to and accepted by the Bank in writing, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest in it;

5. It will keep the Collateral free of liens, encumbrances and other security interests, maintain it in good repair, not use it illegally, and exhibit it to the Bank on demand;

6. At its own expense, the Debtor will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank, and provide the Bank with proof of insurance acceptable to the Bank. Each insurance policy shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least 30 days prior written notice to the Bank. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that the Debtor will not be deemed a co-insurer;

7. It will not sell or offer to sell, lease, license or otherwise transfer the Collateral, nor change the location of the Collateral, without the written consent of the Bank, except in the ordinary course of business;

8. It will pay promptly when due all taxes and assessments upon the Collateral, or for its use or operation;

9. No financing statement covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing. In addition, the Debtor shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the security interest created in the Collateral by this agreement, including, without limitation: (a) any certificate or certificates of title to the Collateral with the security interest of the Bank noted thereon or executed applications for such certificates of title in form satisfactory to the Bank; (b) any assignments of claims under government contracts which are included as part of the Collateral, together with any notices and related documents as the Bank may from time to time request; (c) any assignment of any specific account receivable as the Bank may from time to time request; (d) a notice of security interest and a control agreement with respect to any Collateral, all in form and substance satisfactory to the Bank; (e) a notice to and acknowledgment from any bailee or other person in possession of any Collateral, all in form and substance satisfactory to the Bank; and (f) any consent to the assignment of proceeds of any letter of credit, all in form and substance satisfactory to the Bank;

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10. It will immediately notify the Bank in writing of any change in (a) the
Debtor's name, (b) the Debtor's business organization, (c) the jurisdiction under which the Debtor's business organization is formed or organized, or (d) the address of the Debtor's chief executive office or principal residence or of any additional places of the Debtor's business;

11. It will provide any information that Bank may reasonably request, and will permit Bank upon prior notice to inspect and copy its books and records during normal business hours;

12. The Bank shall have the right now and at any time in the future, in its sole and absolute discretion and without notice to the Debtor, to prepare, file, and sign the Debtor's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral. The Debtor authorizes the Bank to file financing statements containing the collateral description "All of the Debtor's assets whether now owned or hereafter acquired" or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements containing any collateral description which reasonably describes the Collateral in which a security interest is granted under this agreement.

ACCOUNTS RECEIVABLE. The Debtor acknowledges that if the Collateral includes Accounts Receivable, then until the Bank gives notice to Debtor to the contrary, Debtor will, in the usual course of its business and at its own cost and expense, on the Bank's behalf but not as the Bank's agent, demand and receive and use its best efforts to collect all moneys due or to become due on the Accounts Receivable. Upon notice from the Bank or upon default, the Debtor agrees that all sums of money it receives on account of or in payment or settlement of the Accounts Receivable shall be held by it as trustee for the Bank without commingling with any of its funds, and shall immediately be delivered to the Bank with endorsement to the Bank's order of any check or similar instrument. It is agreed that, at any time the Bank elects, it shall be entitled, in its own name or in the name of the Debtor or otherwise, but at the expense and cost of the Debtor, to collect, demand, receive, sue for or compromise any and all Accounts Receivable, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Debtor in payment and, in its discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable. It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Bank taking action. The Debtor appoints the Bank or the Bank's designee as the Debtor's attorney-in-fact to do all things with reference to the Collateral as provided for in this section including without limitation (1) to notify the post office authorities to change the Debtor's mailing address to one designated by the Bank, (2) to receive, open and dispose of mail addressed to the Debtor, (3) to sign the Debtor's name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Debtor's customers, and (4) to do all things necessary to carry out this agreement. The Debtor ratifies and approves all acts of the Bank as attorney-in-fact. The Bank shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until the Liabilities have been fully satisfied.

Immediately upon the Debtor's receipt of any Collateral evidenced by an agreement, Instruments, chattel paper or Documents ("Special Collateral"), the Debtor shall mark the Special Collateral to show that it is subject to the Bank's security interest and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment in form and substance satisfactory to the Bank.

After the occurrence of a Default under the Credit Agreement and upon the request of the Bank, the Debtor agrees to give immediate notice to each trustee responsible for making payments under a Servicing Agreement that it has assigned it rights to receive payments under such Servicing Agreement to the Bank and request that such trustee make all such payments directly to the Bank.

The Debtor shall not make or permit any amendment or modification of any Servicing Agreement without the prior consent of the Bank.

REPRESENTATIONS BY DEBTOR. Each Debtor represents: (a) that the execution and delivery of this agreement and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this agreement is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statement, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Debtor, other than a natural person, further represents:

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(a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this agreement and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; (ii) do not contravene the terms of its articles of incorporation or organizations, its by-laws, or any partnership, operating or other agreement governing its affairs.

DEFAULT/REMEDIES. If any of the Liabilities is not paid at maturity, whether by acceleration or otherwise, or if there is a default under, or a violation of any of the terms of, any agreement, certificate, or other document relating to any of the Liabilities, then the Bank shall have the rights and remedies provided by law or this agreement, including but not limited to the right to require the Debtor to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of any of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Debtor without liability on the part of the Bank. If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Debtor at least ten (10) days prior to the date of sale, disposition, or other event giving rise to the required notice. The Debtor shall be liable for any deficiency remaining after disposition of the Collateral.

MISCELLANEOUS.

1. At its option the Bank may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Debtor agrees to reimburse the Bank on demand for any payment made or expense incurred by the Bank, with interest at the maximum legal rate.

2. No delay on the part of Bank in the exercise of any right or remedy shall operate as a waiver, no single or partial exercise by the Bank of any right or remedy shall preclude any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a waiver of that right on any future occasion.

3. If any provision of this agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.

4. Notice from one party to another relating to this agreement shall be deemed effective if made in accordance with the provisions of Article XII of the Credit Agreement.

5. All rights of the Bank shall inure to the benefit of the Bank's successors and assigns; and all obligations of the Debtor shall bind the Debtor's heirs, executors, administrators, successors and assigns. If there is more than one Debtor, their obligations are joint and several.

6. A carbon, photographic or other reproduction of this agreement is sufficient, and can be filed as a financing statement. The Bank is irrevocably appointed the Debtor's attorney-in-fact to execute any financing statement on Debtor's behalf covering the Collateral.

7. The terms and provisions of this security agreement shall be governed by Michigan law.

INFORMATION SHARING. The Bank may provide, without any limitation whatsoever, any information or knowledge the Bank may have about the undersigned or any matter relating to this agreement and any related documents to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this agreement or any related documents, and the undersigned waives any right to privacy the undersigned may have with respect to such matters. The Debtor agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this agreement to one or more purchasers whether or not related to the Bank.

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WAIVER OF JURY TRIAL. THE BANK AND THE DEBTOR KNOWINGLY AND VOLUNTARILY WAIVE
ANY RIGHT EITHER OF THEM HAVE TO A TRIAL BY JURY IN ANY PROCEEDING (WHETHER SOUNDING IN CONTRACT OR TORT) WHICH IS IN ANY WAY CONNECTED WITH THIS OR ANY RELATED AGREEMENT, OR THE RELATIONSHIP ESTABLISHED UNDER THEM. THIS PROVISION MAY ONLY BE MODIFIED IN A WRITTEN INSTRUMENT EXECUTED BY THE BANK AND THE DEBTOR.

DATED:  JULY 25, 2002
                                            DEBTOR:

                                            ORIGEN FINANCIAL, LLC

                                            By: /s/ W. Anderson Geater, Jr.
                                            Print Name: W. Anderson Geater, Jr.
                                               Its: Chief Financial Officer

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